SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 3 TO
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                November 13, 2002

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                           APPIANT TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 0-21999                84-1360852
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(State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)         Identification No.)



                     6663 Owens Drive, Pleasanton, CA 94588
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (925) 251-3200
                                 --------------


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(i) On November 13, 2002, PricewaterhouseCoopers LLP ('PwC") resigned as the Company's independent accountants and advised the Company that its 2001 annual financial statements can no longer be relied upon due to an error (see Exhibit 16 filed herein).

(ii) PwC's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle except that PwC's opinion on our 2001 financial statements included an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

(iii) In connection with its audits for the two most recent fiscal years and through November 13, 2002, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent fiscal years and through November 13, 2002, PwC has advised management and the audit committee that it had identified one material control weakness and two reportable conditions regarding the Company's internal accounting controls.

      Material Control Weakness: During the course of PwC's reviews and year-end
      -------------------------
      audit, PwC noted that the Company did not establish policies and procedures to ensure that sufficient competent personnel are recruited into, and retained within, the finance function, sufficiently efficient to ensure the ongoing strengthening of internal accounting controls and processes. The existing resources of the finance function are sufficient to deal with day-to-day operations, however, the position of corporate controller changed on several occasions during the fiscal year which resulted in a lack of continuity and supervision of the finance function. In addition, the Company did not have a Chief Financial Officer for approximately half of the year. As a result, the Company has been unable to maintain and improve the control environment during the year, and provide us with requested information and explanations on a timely basis. In addition, in certain instances, the accounting staff did not have the necessary knowledge to carry-out their duties in an efficient manner.

      First Reportable Conditions: PwC reported that, the company did not have a
      ---------------------------
      formal document retention policy. Which was further compounded by the high turnover of employees in the accounting department and subsequent lack of supervision. As a result, accounting records and documents were not readily available, which created inefficiencies for management and lack of support for assertions in its financial statements. This was particularly relevant in relation to areas such as goodwill amortization where records have been continually re-created on a quarterly basis


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      Second Reportable Condition: During the course of the audit fieldwork, PwC
      ---------------------------
      noted that the quality of the Company's accounting records could be significantly improved. Although basic records appeared to have improved, since the prior year, PwC noted old, unsupported account balances and a large numbers of reconciling items or reconciling items, which had not been appropriately adjusted in the Company's general ledger. This resulted in recording a substantial number of adjustments, some of which were material, during the audit.

      We have authorized PwC to respond fully to the inquiries of any successor independent accountants concerning this matter.

(v) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 26, 2002, is filed as Exhibit 16 to this Form 8-K.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Appiant Technologies, Inc.
                                           ---------------------------------
                                           (Registrant)





                                           Appiant Technologies, Inc.
                                           ---------------------------------
                                           (Registrant)



Date:  November 20, 2002                   /s/ Douglas S. Zorn
                                           ---------------------------------
                                           Douglas S. Zorn
                                           Chief Executive Officer


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